                                                                   Exhibit 21

Subsidiaries of the Registrant

        The companies listed below are directly or indirectly owned by Software AG Systems, Inc. and are included in its consolidated financial statements. Software AG Americas, Inc. and Systems Software I, Inc. are wholly owned subsidiaries of Software AG Systems, Inc. Argenta, Inc., Insight Consulting, Inc., Software AG Insurance Solutions, Inc., Software AG Professional Services, Inc. and Software AG Venezolana, C.A. (except for one share thereof) are wholly owned subsidiaries of Software AG Americas, Inc.
Each of Software AG Americas, Latin America Operations, S.A. de C.V. and SAG Systems (Canada) Holdings, Ltd. is jointly owned in its entirety by Software AG Systems, Inc. and Software AG Americas, Inc. Software AG Systems (Canada) Inc. is a wholly owned subsidiary of SAG Systems (Canada) Holdings, Ltd. Software AG of Canada, Inc. is a wholly owned subsidiary of Software AG Systems (Canada) Inc.

        Name                            Jurisdiction of Incorporation
-------------------                     ------------------------------
Software AG Americas, Inc.              Commonwealth of Virginia


Systems Software I, Inc.                State of Delaware


Argenta, Inc.                           Commonwealth of Virginia


Insight Consulting, Inc.                Commonwealth of Virginia

SAG Systems (Canada)                    Canada
  Holdings, Ltd.

Software AG Insurance Solutions, Inc.   Commonwealth of Virginia


Software AG Professional
  Services, Inc.                        Commonwealth of Virginia


Software AG Americas, Latin
America Operations,
  S.A. de C.V.                          Mexico


Software AG Venezolana                  Venezuela
  C.A.

Software AG Systems (Canada) Inc.       Canada

Software AG of Canada, Inc.             Canada